SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 26, 1998
(TO PROSPECTUS DATED MARCH 18, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  COUNTRYWIDE
                                HOME LOANS, INC.
                           Seller and Master Servicer



               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-11

                               _________________




                                    THE CLASS A-2 CERTIFICATES

  -------------------------
 | The Class A-2           |      o   This supplement relates to the offering of
 | certificates represent  |          the Class A-2 certificates of the series
 | obligations             |          referenced above. This supplement does not
 | of the trust            |          contain complete information about the
 | only and do             |          offering of the Class A-2 certificates.
 | not represent           |          Additional information is contained in the
 | an interest             |          prospectus supplement dated June 26, 1998
 | in or obligation        |          prepared in connection with the offering
 | of CWMBS,               |          of the offered certificates of the series
 | Inc., Countrywide       |          referenced above and in the prospectus of
 | Home Loans, Inc.,       |          the depositor dated March 18, 1998. You
 | or any of               |          are urged to read this supplement, the
 | their affiliates.       |          prospectus supplement and the prospectus
 |                         |          in full.
 |                         |
 | This supplement may     |      o   As of the November 25, 1999, the class
 | be used to offer and    |          certificate balance of the Class A-2
 | sell the offered        |          certificates was approximately
 | certificates only if    |          $24,656,000.
 | accompanied by the      |
 | prospectus supplement   |
 | and the prospectus.     |
  -------------------------


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

DECEMBER 16, 1999

                                THE MORTGAGE POOL

     As of November 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 957 Mortgage Loans having an aggregate Stated Principal Balance of approximately $251,659,904.47

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                     As of
                                                                November 1, 1999
Total Number of Mortgage Loans ................................        957
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
        30-59 days ............................................       1.36.%
        60-90 days ............................................       0.10%
        91 days or more (excluding pending foreclosures) ......       0.21%
                                                                     ------
Total Delinquencies ...........................................       1.67%
                                                                     ======
Foreclosures Pending ..........................................       0.21%
                                                                     ------
Total Delinquencies and foreclosures pending ..................       1.88%
                                                                     ======


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO loan.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of conventional mortgage loans serviced or master serviced by the Master Servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $236.4 billion at August 31, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                    AT FEBRUARY 28, (29),                     AT AUGUST 31,
                                                   ---------------------------------------------------------
                                                        1996          1997            1998          1999         1999
                                                        ----          ----            ----          ----         ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................       2.13%         2.26%           2.68%         3.05%        2.87%
         60-89 days..............................       0.48          0.52            0.58          0.21         0.20
         90 days or more (excluding pending
              foreclosures)......................       0.59          0.66            0.65          0.29         0.29
                                                        ----          ----            ----          ----         ----
         Total of delinquencies..................       3.20%         3.44%           3.91%         3.55%        3.36%
                                                        ====          ====            ====          ====         ====
         Foreclosures pending....................       0.49%         0.71%           0.45%         0.31%        0.28%
                                                        ====          ====            ====          ====         ====
         Total delinquencies and foreclosures
              pending............................       3.69%         4.15%           4.36%         3.86%        3.64%
                                                        ====          ====            ====          ====         ====


--------------
(1) As a percentage of the total number of loans services excluding loans subserviced for others.


YEAR 2000 COMPLIANCE

     The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the A-2 Certificates.

                    DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of November 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A-2 Certificates was approximately $24,656,000 evidencing a beneficial ownership interest of approximately 9.80% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $235,205,875.18 and evidenced in the aggregate a beneficial ownership interest of approximately 93.50% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $16,454,039.89 and evidenced in the aggregate a beneficial ownership interest of approximately 6.50% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                                     ORIGINAL TERM TO       REMAINING TERM TO
PRINCIPAL BALANCE     MORTGAGE RATE          NET MORTGAGE RATE     MATURITY (IN MONTHS)    MATURITY (IN MONTHS)
-----------------     -------------          -----------------     --------------------    --------------------
$  235,178,029.57       7.558475%             7.275724261                  359                     341

$   16,481,874.90       7.054227%             6.626916628                  360                     341


(ii) the Mortgage Loans prepay at the specified CONSTANT percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-2 Certificates is $24,656,000 (ix) interest accrues on the Class A-2 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date,
(xi) the scheduled balances for the Class A-2 Certificate Class are set forth in the Principal Balances Schedules in Schedule I in the Prospectus Supplement,
(xii) the closing date of the sale of the Offered Certificates is December 15, 1999, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--OptionaL Termination", and (xv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA DOES NOT PURPORT TO BE EITHER AN HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLE

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various CONSTANT percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated CONSTANT percentages of SPA or at any constant percentage.

                          PERCENT OF CLASS CERTIFICATE
                              BALANCE OUTSTANDING*


                                                      CLASS A-2
                                                 PERCENTAGES OF SPA
                                      ------------------------------------------
      DISTRIBUTION DATE               0%      100%      275%      400%      500%
      -----------------               --      ----      ----      ----      ----
Initial Percent....................   100       100      100       100       100
November 25, 2000..................   100       100      100       100       100
November 25, 2001..................   100       100      100       100       100
November 25, 2002..................   100       100      100       100        31
November 25, 2003..................   100       100      100         0         0
November 25, 2004..................   100       100       91         0         0
November 25, 2005..................   100       100       46         0         0
November 25, 2006..................   100       100       15         0         0
November 25, 2007..................   100       100        0         0         0
November 25, 2008..................   100       100        0         0         0
November 25, 2009..................   100       100        0         0         0
November 25, 2010..................   100       100        0         0         0
November 25, 2011..................   100       100        0         0         0
November 25, 2012..................   100       100        0         0         0
November 25, 2013..................   100       100        0         0         0
November 25, 2014..................   100        89        0         0         0
November 25, 2015..................   100        70        0         0         0
November 25, 2016..................   100        53        0         0         0
November 25, 2017..................   100        37        0         0         0
November 25, 2018..................   100        22        0         0         0
November 25, 2019..................   100         7        0         0         0
November 25, 2020..................   100         0        0         0         0
November 25, 2021..................   100         0        0         0         0
November 25, 2022..................   100         0        0         0         0
November 25, 2023..................   100         0        0         0         0
November 25, 2024..................    31         0        0         0         0
November 25, 2025..................     0         0        0         0         0
November 25, 2026..................     0         0        0         0         0
November 25, 2027..................     0         0        0         0         0
November 25, 2028..................     0         0        0         0         0
Weighted Average Life (years) **...  25.7      17.4      6.1       3.8       3.0


--------------------------
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,248,894 and $0 and $3,350,190, respectively.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-2 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                     RATINGS

     The Class A-2 Certificates are currently rated "Aaa" by Moody's Investors Services, Inc. and "AAA" by Duff & Phleps Credit Rating Company. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

                                MORTGAGE RATES(1)


                     Number of                              Percent of
                      Mortgage      Aggregate Principal      Mortgage
Mortgage Rate           Loans       Balance Outstanding        Pool
 6.375                  1           $       385,689.95         0.15%
 6.500                  4                   425,975.03         0.17%
 6.625                  2                   277,778.24         0.11%
 6.750                 19                 3,320,221.50         1.32%
 6.875                 25                 3,936,335.37         1.56%
 7.000                 57                 8,135,874.81         3.23%
 7.125                 65                11,586,818.20         4.60%
 7.250                 00                24,581,926.42         9.77%
 7.375                 39                42,990,050.42        17.08%
 7.500                 47                73,214,070.19        29.09%
 7.625                 96                30,097,565.36        11.96%
 7.750                 89                24,823,181.43         9.86%
 7.875                 62                17,775,426.08         7.06%
 8.000                 22                 4,266,195.43         1.70%
 8.125                  6                   816,220.64         0.32%
 8.250                 16                 3,383,726.35         1.34%
 8.375                  1                   122,603.08         0.05%
 8.750                  2                   672,504.01         0.27%
 8.875                  3                   684,031.66         0.27%
 9.500                  1                   163,710.30         0.07%
 -----                  -                   ----------         -----
 TOTAL                957           $   251,659,904.47       100.00%



(1) The Lender PMI Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately 7.49%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.53% per annum.


                       ORIGINAL LOAN-TO-VALUE RATIOS(1)


                             Number of                              Percent of
  Original Loan-to-Value      Mortgage       Aggregate Principal      Mortgage
        Ratios (%)             Loans         Balance Outstanding        Pool
     50.00 and below             32         $    11,945,152.07         4.75%
     50.01 to 55.00              25               7,719,540.33         3.07%
     55.01 to 60.00              31               8,787,391.91         3.49%
     60.01 to 65.00              46              16,271,528.05         6.47%
     65.01 to 70.00              83              25,074,853.69         9.96%
     70.01 to 75.00             150              46,305,256.60        18.40%
     75.01 to 80.00             392             100,994,079.71        40.13%
     80.01 to 85.00              18               4,052,664.73         1.61%
     85.01 to 90.00             101              18,170,839.88         7.22%
     90.01 TO 95.00             798              12,338,597.50         4.90%
     --------------             ---              -------------         -----
     TOTAL                      957         $   251,659,904.47       100.00%



(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.543%


                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                               Number of
        Current Mortgage        Mortgage    Aggregate Principal      Percent of
          Loan Amounts           Loans      Balance Outstanding    Mortgage Pool
   $0        --     $50,000         20            $487,623.65            0.19%
   $50,001   --    $100,000        116           9,090,020.39            3.61%
   $100,001  --    $150,000        110          13,672,948.36            5.43%
   $150,001  --    $200,000         53           9,313,100.83            3.70%
   $200,001  --    $250,000        129          30,271,984.50           12.03%
   $250,001  --    $300,000        213          58,290,735.76           23.16%
   $300,001  --    $350,000        114          36,851,000.11           14.64%
   $350,001  --    $400,000         84          31,420,938.46           12.49%
   $400,001  --    $450,000         32          13,591,011.32            5.40%
   $450,001  --    $500,000         31          14,668,000.71            5.83%
   $500,001  --    $550,000         18           9,342,307.73            3.71%
   $550,001  --    $600,000         12           6,833,014.91            2.72%
   $600,001  --    $650,000         17          10,720,992.61            4.26%
   $650,001  --    $750,000          2           1,419,119.32            0.56%
   $750,001  --  $1,000,000          4           3,519,421.87            1.40%
 $1,000,001  --  $1,500,000          2           2,167,683.94            0.86%
 ----------      ----------          -           ------------            -----
                      TOTAL        957        $251,659,904.47          100.00%



(1) The average current Mortgage Loan principal balance is approximately $264,905.16.


                                DOCUMENTATION PROGRAM

                           Number of
                            Mortgage     Aggregate Principal        Percent of
  Type of Program            Loans       Balance Outstanding      Mortgage Pool
Full                          438          $117,760,232.12           46.79%
Alternative                   368            90,119,138.14           35.81%
Reduced                       114            36,204,169.09           14.39%
No Income/ No Asset             4               941,073.05            0.37%
Streamlined                    33             6,635,292.07            2.64%
-----------                    --             ------------            -----
               TOTAL          957          $251,659,904.47          100.00%



                             TYPE OF MORTGAGED PROPERTY

                           Number of
                            Mortgage     Aggregate Principal       Percent of
  Property Type              Loans       Balance Outstanding      Mortgage Pool
Single Family                 744          $192,728,629.74           76.58%
Condominium                    18             3,869,992.26            1.54%
2-4 Family                     22             5,092,845.76            2.02%
Planned Unit Development      169            49,667,046.89           19.74%
Manufactured Housing            4               301,389.82            0.12%
--------------------            -               ----------            -----
               TOTAL          957          $251,659,904.47          100.00%


                                 OCCUPANCY TYPES(1)

                             Number of
                              Mortgage     Aggregate Principal      Percent of
  Occupancy Type               Loans       Balance Outstanding     Mortgage Pool
Primary Residence             923           $241,449,973.44            95.94%
Investor Property              20              5,738,599.63             2.28%
Second Residence               14              4,471,331.40             1.78%
----------------               --              ------------             -----
               TOTAL          957           $251,659,904.47           100.00%


(1) Based upon representations of the related Mortgagors at the time of origination.


                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                             Number of
                              Mortgage     Aggregate Principal      Percent of
  State                        Loans       Balance Outstanding     Mortgage Pool
          California           376            $125,280,309.21          49.78%
            Colorado            37               8,943,213.34           3.55%
             Florida            28               5,882,984.40           2.34%
            Illinois            31               6,653,149.18           2.64%
       Massachusetts            28               7,180,366.00           2.85%
            Michigan            36               7,865,826.33           3.13%
          New Jersey            27               7,432,976.01           2.95%
        Pennsylvania            26               5,313,384.16           2.11%
               Texas            38               8,417,886.33           3.34%
          Washington            36               7,775,585.34           3.09%
Other (Less than 2%)           294              60,914,224.17          24.20%
--------------------           ---              -------------          ------
               TOTAL           957            $251,659,904.47         100.00%


(1) Other includes 36 other states and the District of Columbia with under 2% concentrations individually.



                              PURPOSE OF MORTGAGE LOANS


                             Number of
                              Mortgage     Aggregate Principal      Percent of
  Principal                    Loans       Balance Outstanding     Mortgage Pool
Purchase                        382           $98,843,314.40          39.28%
Refinance (rate/term)           285            80,346,737.10          31.93%
Refinance (Cash Out)            290            72,469,852.97          28.80%
--------------------            ---            -------------          ------
               TOTAL            957          $251,659,904.47         100.00%


                         REMAINING TERMS TO MATURITY(1)

                             Number of
  Remaining Term to           Mortgage     Aggregate Principal      Percent of
      Maturity                 Loans       Balance Outstanding     Mortgage Pool
         344                    29            $9,084,358.56            3.61%
         343                   222            73,213,166.55           29.09%
         342                   443           124,898,854.62           49.63%
         341                   109            24,280,884.20            9.65%
         340                    77            10,078,538.23            4.00%
         339                    36             3,907,000.35            1.55%
         338                    14             1,617,350.51            0.64%
         337                     1                81,087.36            0.03%
         336                     3               366,926.10            0.15%
         335                     2               279,074.71            0.11%
         334                     2               374,013.85            0.15%
         330                     1               163,710.30            0.07%
         304                     1               122,603.08            0.05%
         302                     1               101,056.04            0.04%
         299                     1               186,382.74            0.07%
         293                     2               243,115.53            0.10%
         283                     1               241,832.50            0.10%
         282                     3               630,364.87            0.25%
         281                     2               430,094.48            0.17%
         280                     1                46,887.15            0.02%
         278                     1               160,354.16            0.06%
         277                     1               207,304.31            0.08%
         248                     1                97,592.13            0.04%
         224                     1               256,077.63            0.10%
         222                     1               338,170.10            0.13%
         221                     1               253,104.41            0.10%
         ---                     -               ----------            -----
       TOTAL                   957          $251,659,904.47          100.00%



(1) As of the Reference Date, the weighted average remaining term to maturity at the Mortgage Loans is expected to be approximately 341 months.

                                   EXHIBIT 2

THE
BANK OF                                 Distribution Date: 11/25/99
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                                     CWMBS, INC.
                                           MORTGAGE PASS-THROUGH CERTIFICATES
                                                    Series 1998-11

                                 Certificateholder Monthly Distribution Summary

                                       Certificate                       Pass
                           Class          Rate          Beginning       Through       Principal        Interest          Total
 Class      Cusip       Description       Type           Balance        Rate (%)     Distribution   Distribution   Distribution
  A1      12669AUF9       Senior       Fix-30/360   61,541,880.89       6.750000   1,066,879.36     346,173.08   1,413,052.44
  A2      12669AUG7       Senior       Fix-30/360   24,656,000.00       6.750000           0.00     138,690.00     138,690.00
  A3      12669AUH5       Senior       Fix-30/360   10,704,758.00       6.500000           0.00      57,984.11      57,984.11
  A4      12669AUJ1       Senior       Fix-30/360   31,927,416.23       6.750000     343,814.84     179,591.72     523,406.56
  A5      12669AUK8       Senior       Fix-30/360   31,795,623.00       6.750000           0.00     178,850.38     178,850.38
  A6      12669AUL6       Senior       Fix-30/360    3,100,000.00       7.000000           0.00      18,083.33      18,083.33
  A7      12669AUM4       Senior       Fix-30/360    3,089,000.00       7.000000           0.00      18,019.17      18,019.17
  A8      12669AUN2       Senior       Fix-30/360    2,623,000.00       7.000000           0.00      15,300.83      15,300.83
  A9      12669AUP7       Senior       Fix-30/360    1,892,757.00       7.000000           0.00      11,041.08      11,041.08
  A10     12669AUQ5       Senior       Fix-30/360   29,778,258.09       6.250000     555,283.14     155,095.09     710,378.23
  A11     12669AUR3       Senior       Var-30/360   28,869,185.97       5.808750     469,458.97     139,744.90     609,203.88
  A12     12669AUS1       Senior       Var-30/360    7,484,603.93      10.380535     121,711.59      64,745.16     186,456.75
  A13     12669AWJ9      Strip 10      Fix-30/360    2,205,796.90       6.750000           0.00      12,407.61      12,407.61
  PO      12669AUT9       Senior       Fix-30/360      300,884.63       0.000000         344.67           0.00         344.67
  X1A     12669AUU6      Strip 10      Fix-30/360            0.00       0.000000           0.00           0.00           0.00
  X1B     12669AUV4      Strip 10      Fix-30/360  101,272,899.33       0.527415           0.00      44,510.68      44,510.68
  X1C     12669AVD3      Strip 10      Fix-30/360   60,442,000.00       0.527415           0.00      26,565.00      26,565.00
  X1D     12669AVE1      Strip 10      Fix-30/360   76,077,233.76       0.527415           0.00      33,436.88      33,436.88
  M       12669AUX0       Senior       Fix-30/360    8,766,613.23       6.750000       7,504.35      49,312.20      56,816.55
  B1      12669AUY8       Senior       Fix-30/360    3,308,155.74       6.750000       2,831.83      18,608.38      21,440.21
  B2      12669AUZ5       Senior       Fix-30/360    1,488,669.59       6.750000       1,274.32       8,373.77       9,648.09
  B3      12669AVA9       Senior       Fix-30/360    1,157,854.02       6.750000         991.14       6,512.93       7,504.07
  B4      12669AVB7       Senior       Fix-30/360      827,038.44       6.750000         707.96       4,652.09       5,360.05
  B5      12669AVC5       Senior       Fix-30/360      979,305.25       6.750000         849.55       5,508.59       6,358.14
  AR      12669AUW2       Senior       Fix-30/360            0.00       6.750000           0.00           0.05           0.05

 Totals                                            254,291,004.01                  2,571,651.72   1,533,207.03   4,104,858.76

(table continued)

            Current                    Curnulativc
            Realized      Ending         Realized
 Class      Losses       Balance         Losses
  A1           0.00    60,475,001.53        0.00
  A2           0.00    24,656,000.00        0.00
  A3           0.00    10,704,758.00        0.00
  A4           0.00    31,583,601.39        0.00
  A5           0.00    31,795,623.00        0.00
  A6           0.00     3,100,000.00        0.00
  A7           0.00     3,089,000.00        0.00
  A8           0.00     2,623,000.00        0.00
  A9           0.00     1,892,757.00        0.00
  A10          0.00    29,222,974.95        0.00
  A11          0.00    28,399,727.00        0.00
  A12          0.00     7,362,892.34        0.00
  A13          0.00     2,164,664.81        0.00
  PO           0.00       300,539.97        0.00
  X1A          0.00             0.00        0.00
  X1B          0.00   100,091,480.30        0.00
  X1C          0.00    60,442,000.00        0.00
  X1D          0.00    74,644,549.27        0.00
  M            0.00     8,759,108.88        0.00
  B1           0.00     3,305,323.91        0.00
  B2           0.00     1,487,395.27        0.00
  B3           0.00     1,156,862.88        0.00
  B4           0.00       826,330.48        0.00
  B5      59,447.80       919,018.47   72,591.44
  AR           0.00             0.00        0.00

 Totals   59,447.80   251,659,915.07   72,591.44

THE
BANK OF                                             Distribution Date: 11/25/99
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                                      CWMBS, INC.
                                        MORTGAGE PASS-THROUGH CERTIFICATES
                                                    Series 1998-11

                                           Principal Distribution Detail

                             Original        Beginning        Scheduled                   Unscheduled         Net
                            Certificate     Certificate       Principal      Accretion     Principal       Principal
 Class      Cusip            Balance         Balance         Distribution    Principal    Adjustments    Distribution
  A1      12669AUF9       95,125,000.00    61,541,880.89     1,066,879.36      0.00          0.00        1,066,879.36
  A2      12669AUG7       24,656,000.00    24,656,000.00             0.00      0.00          0.00                0.00
  A3      12669AUH5       10,704,758.00    10,704,758.00             0.00      0.00          0.00                0.00
  A4      12669AUJ1       42,750,000.00    31,927,416.23       343,814.84      0.00          0.00          343,814.84
  A5      12669AUK8       31,795,623.00    31,795,623.00             0.00      0.00          0.00                0.00
  A6      12669AUL6        3,100,000.00     3,100,000.00             0.00      0.00          0.00                0.00
  A7      12669AUM4        3,089,000.00     3,089,000.00             0.00      0.00          0.00                0.00
  A8      12669AUN2        2,623,000.00     2,623,000.00             0.00      0.00          0.00                0.00
  A9      12669AUP7        1,892,757.00     1,892,757.00             0.00      0.00          0.00                0.00
  A10     12669AUQ5       35,323,000.00    29,778,258.09       555,283.14      0.00          0.00          555,283.14
  A11     12669AUR3       53,124,088.00    28,869,185.97       469,458.97      0.00          0.00          469,458.97
  A12     12669AUS1       13,772,912.00     7,484,603.93       121,711.59      0.00          0.00          121,711.59
  A13     12669AWJ9        2,616,518.00     2,205,796.90             0.00      0.00          0.00                0.00
  PO      12669AUT9          311,832.00       300,884.63           344.67      0.00          0.00              344.67
  X1A     12669AUU6        7,632,000.00             0.00             0.00      0.00          0.00                0.00
  X1B     12669AUV4      105,495,000.00   101,272,899.33             0.00      0.00          0.00                0.00
  X1C     12669AVD3       60,442,000.00    60,442,000.00             0.00      0.00          0.00                0.00
  X1D     12669AVE1      144,021,776.00    76,077,233.76             0.00      0.00          0.00                0.00
  M       12669AUX0        8,878,004.00     8,766,613.23         7,504.35      0.00          0.00            7,504.35
  B1      12669AUY8        3,350,190.00     3,308,155.74         2,831.83      0.00          0.00            2,831.83
  B2      12669AUZ5        1,507,585.00     1,488,669.59         1,274.32      0.00          0.00            1,274.32
  B3      12669AVA9        1,172,566.00     1,157,854.02           991.14      0.00          0.00              991.14
  B4      12669AVB7          837,547.00       827,038.44           707.96      0.00          0.00              707.96
  B5      12669AVC5        1,005,059.00       979,305.25           849.55      0.00          0.00              849.55
  AR      12669AUW2              100.00             0.00             0.00      0.00          0.00                0.00

 Totals                  335,019,021.00   254,291,004.01     2,571,651.72      0.00          0.00        2,571,651.72

(table continued)

                 Current          Ending                Ending
                Realized        Certificate          Certificate
 Class           Losses           Balance               Factor
  A1                0.00       60,475,001.53        0.63574246025
  A2                0.00       24,656,000.00        1.00000000000
  A3                0.00       10,704,758.00        1.00000000000
  A4                0.00       31,583,601.39        0.73879769335
  A5                0.00       31,795,623.00        1.00000000000
  A6                0.00        3,100,000.00        1.00000000000
  A7                0.00        3,089,000.00        1.00000000000
  A8                0.00        2,623,000.00        1.00000000000
  A9                0.00        1,892,757.00        1.00000000000
  A10               0.00       29,222,974.95        0.82730727713
  A11               0.00       28,399,727.00        0.53459227377
  A12               0.00        7,362,892.34        0.53459227356
  A13               0.00        2,164,664.81        0.82730744108
  PO                0.00          300,539.97        0.96378808294
  X1A               0.00                0.00        0.00000000000
  X1B               0.00      100,091,480.30        0.94877937627
  X1C               0.00       60,442,000.00        1.00000000000
  X1D               0.00       74,644,549.27        0.51828654904
  M                 0.00        8,759,108.88        0.98660789932
  B1                0.00        3,305,323.91        0.98660789766
  B2                0.00        1,487,395.27        0.98660789850
  B3                0.00        1,156,862.88        0.98660790215
  B4                0.00          826,330.48        0.98660789679
  B5           59,447.80          919,018.47        0.91439255805
  AR                0.00                0.00        0.00000000000

 Totals        59,447.80      251,659,915.07

THE
BANK OF                                             Distribution Date: 11/25/99
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                                         CWMBS, INC.
                                            MORTGAGE PASS-THROUGH CERTIFICATES
                                                        Series 1998-11

                                               Interest Distribution Detail

             Beginning            Pass            Accrued        Cumulative                    Total            Net
            Certificate          Through          Optimal          Unpaid       Deferred     Interest       Prepayment
 Class         Balance           Rate (%)          Interest       Interest      Interest        Due        Int Shortfall
  A1       61,541,880.89         6.750000        346,173.08         0.00          0.00       346,173.08         0.00
  A2       24,656,000.00         6.750000        138,690.00         0.00          0.00       138,690.00         0.00
  A3       10,704,758.00         6.500000         57,984.11         0.00          0.00        57,984.11         0.00
  A4       31,927,416.23         6.750000        179,591.72         0.00          0.00       179,591.72         0.00
  A5       31,795,623.00         6.750000        178,850.38         0.00          0.00       178,850.38         0.00
  A6        3,100,000.00         7.000000         18,083.33         0.00          0.00        18,083.33         0.00
  A7        3,089,000.00         7.000000         18,019.17         0.00          0.00        18,019.17         0.00
  A8        2,623,000.00         7.000000         15,300.83         0.00          0.00        15,300.83         0.00
  A9        1,892,757.00         7.000000         11,041.08         0.00          0.00        11,041.08         0.00
  A10      29,778,258.09         6.250000        155,095.09         0.00          0.00       155,095.09         0.00
  A11      28,869,185.97         5.808750        139,744.90         0.00          0.00       139,744.90         0.00
  A12       7,484,603.93        10.380535         64,745.16         0.00          0.00        64,745.16         0.00
  A13       2,205,796.90         6.750000         12,407.61         0.00          0.00        12,407.61         0.00
  PO          300,884.63         0.000000              0.00         0.00          0.00             0.00         0.00
  X1A               0.00         0.000000              0.00         0.00          0.00             0.00         0.00
  X1B     101,272,899.33         0.527415         44,510.68         0.00          0.00        44,510.68         0.00
  X1C      60,442,000.00         0.527415         26,565.00         0.00          0.00        26,565.00         0.00
  X1D      76,077,233.76         0.527415         33,436.88         0.00          0.00        33,436.88         0.00
  M         8,766,613.23         6.750000         49,312.20         0.00          0.00        49,312.20         0.00
  B1        3,308,155.74         6.750000         18,608.38         0.00          0.00        18,608.38         0.00
  B2        1,488,669.59         6.750000          8,373.77         0.00          0.00         8,373.77         0.00
  B3        1,157,854.02         6.750000          6,512.93         0.00          0.00         6,512.93         0.00
  B4          827,038.44         6.750000          4,652.09         0.00          0.00         4,652.09         0.00
  B5          979,305.25         6.750000          5,508.59         0.00          0.00         5,508.59         0.00
  AR1               0.00         6.750000              0.00         0.00          0.00             0.00         0.00

 Totals   254,291,004.01                       1,533,206.98         0.00          0.00     1,533,206.98         0.00

(table continued)

                Unscheduled
                 Interest       Interest
 Class          Adjustment         Paid
  A1                0.00        346,173.08
  A2                0.00        138,690.00
  A3                0.00         57,984.11
  A4                0.00        179,591.72
  A5                0.00        178,850.38
  A6                0.00         18,083.33
  A7                0.00         18,019.17
  A8                0.00         15,300.83
  A9                0.00         11,041.08
  A10               0.00        155,095.09
  A11               0.00        139,744.90
  A12               0.00         64,745.16
  A13               0.00         12,407.61
  PO                0.00              0.00
  X1A               0.00              0.00
  X1B               0.00         44,510.68
  X1C               0.00         26,565.00
  X1D               0.00         33,436.88
  M                 0.00         49,312.20
  B1                0.00         18,608.38
  B2                0.00          8,373.77
  B3                0.00          6,512.93
  B4                0.00          4,652.09
  B5                0.00          5,508.59
  AR1               0.00              0.05

 Totals             0.00      1,533,207.03

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                                       CWMBS, INC.
                                           MORTGAGE PASS-THROUGH CERTMICATES
                                                      Series 1998-11

                                               Current Payment Information
                                                   Factors per $1,000

                                  Original           Beginning Cert.
                                 Certificate            Notional                Principal             Interest
 Class           Cusip             Balance              Balance               Distribution          Distribution
  A1           12669AUF9        95,125,000.00         646.958012016           11.215551767           3.639138818
  A2           12669AUG7        24,656,000.00       1,000.000000000            0.000000000           5.625000000
  A3           12669AUH5        10,704,758.00       1,000.000000000            0.000000000           5.416666667
  A4           12669AUJ1        42,750,000.00         746.840145730            8.042452378           4.200975820
  A5           12669AUK8        31,795,623.00       1,000.000000000            0.000000000           5.625000000
  A6           12669AUL6         3,100,000.00       1,000.000000000            0.000000000           5.833333333
  A7           12669AUM4         3,089,000.00       1,000.000000000            0.000000000           5.833333333
  A8           12669AUN2         2,623,000.00       1,000.000000000            0.000000000           5.833333333
  A9           12669AUP7         1,892,757.00       1,000.000000000            0.000000000           5.833333333
  A10          12669AUQ5        35,323,000.00         843.027435099           15.720157971           4.390767891
  A11          12669AUR3        53,124,088.00         543.429300262            8.837026497           2.630537457
  A12          12669AUS1        13,772,912.00         543.429300053            8.837026497           4.700905633
  A13          12669AWJ9         2,616,518.00         843.027602163            0.000000000           4.742030262
  PO           12669AUT9           311,832.00         964.893386197            1.105303259           0.000000000
  X1A          12669AUU6         7,632,000.00           0.000000000            0.000000000           0.000000000
  X1B          12669AUV4       105,495,000.00         959.978191668            0.000000000           0.421922177
  X1C          12669AVD3        60,442,000.00       1,000.000000000            0.000000000           0.439512253
  X1D          12669AVE1       144,021,776.00         528.234242577            0.000000000           0.232165422
  M            12669AUX0         8,878,004.00         987.453173624            0.845274308           5.554424102
  B1           12669AUY8         3,350,190.00         987.453171965            0.845274308           5.554424092
  B2           12669AUZ5         1,507,585.00         987.453172808            0.845274308           5.554424097
  B3           12669AVA9         1,172,566.00         987.453176460            0.845274308           5.554424118
  B4           12669AVB7           837,547.00         987.453171094            0.845274308           5.554424087
  B5           12669AVC5         1,005,059.00         974.375879271            0.845273760           5.480862318
  AR           12669AUW2               100.00           0.000000000            0.000000000           0.475817171

 Totals                        335,019,021.00         759.034526610            7.676136454           4.576477555

(table continued)

              Ending Cert.               Pass
                Notional                Through
 Class           Balance               Rate (%)
  A1         635.742460249              6.750000
  A2       1,000.000000000              6.750000
  A3       1,000.000000000              6.500000
  A4         738.797693351              6.750000
  A5       1,000.000000000              6.750000
  A6       1,000.000000000              7.000000
  A7       1,000.000000000              7.000000
  A8       1,000.000000000              7.000000
  A9       1,000.000000000              7.000000
  A10        827.307277128              6.250000
  A11        534.592273765              5.808750
  A12        534.592273556             10.380535
  A13        827.307441077              6.750000
  PO         963.788082937              0.000000
  X1A          0.000000000              0.000000
  X1B        948.779376274              0.527415
  X1C      1,000.000000000              0.527415
  X1D        518.286549042              0.527415
  M          986.607899316              6.750000
  B1         986.607897657              6.750000
  B2         986.607898500              6.750000
  B3         986.607902152              6.750000
  B4         986.607896786              6.750000
  B5         914.392558049              6.750000
  AR           0.000000000              6.750000

 Totals      751.180975692

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                  CWMBS, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                Series 1998-11

Pool Level Data
Distrbution Date                                                                                                         11/25/99
Cut-off Date                                                                                                              6/ 1/98
Determination Date                                                                                                       11/ 1/99
Accrual Period                          Begin                                                                            10/ 1/99
                                        End                                                                              11/ 1/99
Number of Days in Accrual Period                                                                                               31

                                 Collateral Information

Group 1
Cut-Off Date Balance                                                                                               335,019,021.28

Beginning Aggregate Pool Stated Principal Balance                                                                  254,291,003.99
Ending Aggregate Pool Stated Principal Balance                                                                     251,659,904.47

Beginning Aggregate Certificate Stated Principal Balance                                                           254,291,004.01
Ending Aggregate Certificate Stated Principal Balance                                                              251,659,915.07

Beginning Aggregate Loan Count                                                                                                966
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 9
Ending Aggregate Loan Count                                                                                                   957

Beginning Weighted Average Loan Rate (WAC)                                                                              7.527540%
Ending Weighted Average Loan Rate (WAC)                                                                                 7.525450%

Beginning Net Weighted Average Loan Rate                                                                                7.235208%
Ending Net Weighted Average Loan Rate                                                                                   7.233232%

Weighted Average Maturity (WAM) (Months)                                                                                      341

Servicer Advances                                                                                                       23,605.16

Aggregate Pool Prepayment                                                                                            2,287,281.91
Pool Prepayment Rate                                                                                                  10.2754 CPR

                                Certificate Information

Group 1
Senior Percentage                                                                                                  93.4928034568%
Senior Prepayment Percentage                                                                                      100.0000000000%

Subordinate Percentage                                                                                              6.5071965432%
Subordinate Prepayment Percentage                                                                                   0.0000000000%

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
     (212) 815-5795

                                  CWMBS, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                Series 1998-11

Certificate Account
Beginning Balance                                                                        0.00

Deposit
Payments of Interest and Principal                                               4,097,091.00
Liquidation Proceeds                                                                66,486.86
All Other Proceeds                                                                       0.00
Other Amounts                                                                            0.00
                                                                                 ------------
Total Deposits                                                                   4,163,577.86

Withdrawals
Reimbursement of Servicer Advances                                                       0.00
Payment of Master Servicer Fees                                                    156,168.38
Payment of Sub Servicer Fees                                                         7,063.30
Payment of Other Fees                                                               60,626.31
Payment of Insurance Premium(s)                                                          0.00
Payment of Personal Mortgage Insurance                                                   0.00
Other Pennitted Withdrawal per the Pooling and Service Agreement                         0.00
Payment of Principal and Interest                                                4,104,858.74
                                                                                 ------------
Total Withdrawals                                                                4,328,716.73

Ending Balance                                                                    -104,512.56

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                            1,321.47
Compensation for Gross PPIS from Servicing Fees                                      1,321.47
Other Gross PPIS Compensation                                                            0.00
                                                                                     --------
Total Net PPIS (Non-Supported PPIS)                                                      0.00

Master Servicing Fees Paid                                                         156,168.38
Sub Servicing Fees Paid                                                              7,063.30
Insurance Prerniurn(s) Paid                                                              0.00
Personal Mortgage Insurance Fees Paid                                                    0.00
Other Fees Paid                                                                     60,626.31
                                                                                   ----------
Total Fees                                                                         223,857.99

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Courtney Bartholomew
      (212) 815-5795

                                  CWMBS, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                Series 1998-11

                            Delinquency Information

Group 1

Delinquenc                                30-59 Days       60-89 Days           90+ Days      270+ Days               Totals
Scheduled Principal Balance             2,024,212.44       533,029.34         389,963.45      389,963.45        2,947,205.23
Percentage of Total Pool Balance           0.804344%        0.211805%          0.154957%      0.154957%            1.171106%
Number of Loans                                   13                1                  2                                  16
Percentage of Total Loans                  1.358412%        0.104493%          0.208986%                           1.671891%

Foreclosure

Scheduled Principal Balance                     0.00             0.00              0.00                           176,174.12
Percentage of Total Pool Balance           0.000000%        0.000000%         0.000000%                            0.070005%
Number of Loans                                    0                0                 0                                    2
Percentage of Total Loans                  0.000000%        0.000000%         0.000000%                            0.208986%

Bankruptc

Scheduled Principal Balance                     0.00             0.00              0.00                                 0.00
Percentage of Total Pool Balance           0.000000%        0.000000%         0.000000%                            0.000000%
Number of Loans                                    0                0                 0                                    0
Percentage of Total Loans                  0.000000%        0.000000%         0.000000%                            0.000000%

REO

Scheduled Principal Balance                     0.00             0.00              0.00                           143,820.05
Percentage of Total Pool Balance           0.000000%        0.000000%         0.000000%                            0.057149%
Number of Loans                                    0                0                 0                                    1
Percentage of Total Loans                  0.000000%        0.000000%         0.000000%                            0.104493%
Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%
Current Realized Losses                                                                                            59,447.80
Additional Gains (Recoveries)/Losses                                                                                    0.00
Total Realized Losses                                                                                              72,591.44

                 Subordination/Credit Enhancement Information

Protection                                                                                           Original        Current
Bankruptcy Loss                                                                                     50,000.00           0.00
Bankruptcy Percentage                                                                               0.014925%      0.000000%
Credit/Fraud Loss                                                                                6,664,828.00   3,350,190.21
Credit/Fraud Loss Percentage                                                                        1.989388%      1.331237%

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E
New York, NY 10286

Aft: Courtney Bartholomew
     (212) 815-5795

                                  CWMBS, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                Series 1998-11

     Protection                                                                                   Original          Current
     Special Hazard Loss                                                                      3,332,414.00     3,248,893.60
     Special Hazard Loss Percentage                                                              0.994694%        1.290986%

     Credit Support                                                                               Original          Current
     Class A                                                                                335,019,021.00   251,659,915.07
     Class A Percentage                                                                        100.000000%      100.000000%